UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM C-AR

UNDER THE SECURITIES ACT OF 1933

(Mark one.)

[ ]	Form C: Offering Statement
[ ]	Form C-U: Progress Update
[ ]	Form C/A: Amendment to Offering Statement
[ ]	Check box if Amendment is material and investors must reconfirm within five business days.
[X]	Form C-AR: Annual Report
[ ]	Form C-AR/A: Amendment to Annual Report
[ ]	Form C-TR: Termination of Reporting

Name of issuer

Roomi Inc.

Legal status of issuer

Form

Corporation

Jurisdiction of Incorporation/Organization

Delaware

Date of organization

April 17, 2013

Physical address of issuer

33 Irving Place, New York, NY 10003

Website of issuer

roomiapp.com

Current number of employees

49

APRIL 30, 2018

ANNUAL REPORT

FORM C-AR

Roomi Inc.

This Annual Report on Form C-AR (including this cover page and all exhibits attached hereto, this “Form C-AR”) is being furnished by Roomi Inc., a Delaware corporation (the “Company,” as well as references to “we,” “us,” or “our”), for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission (the “SEC”).

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at roomiapp.com no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by (1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, (2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, (3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, (4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or (5) the liquidation or dissolution of the Company.

The date of this Form C-AR is April 30, 2018.

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

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FORWARD LOOKING STATEMENT DISCLOSURE

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About this Form C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide you with information different from that contained in this Form C-AR. You should assume that the information contained in this Form C-AR is accurate only as of the date of this Form C-AR, regardless of the time of delivery of this Form C-AR. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

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SUMMARY

Roomi Inc., a Delaware corporation (the “Company”), was incorporated on April 17, 2013. The Company is located at 33 Irving Place, New York, NY 10003. The Company’s website is roomiapp.com. The information available on or through our website does not form a part of this Annual Report on Form C-AR.

BUSINESS

Description of the Business

Roomi is an online marketplace for shared housing. Roomi provides a service whereby users can post information regarding living accommodations available for occupancy, search for living accommodations and roommates based on personal preferences, communicate with other users through an in-app chat function, and indicate interest in leasing or occupying accommodations.

Business Plan

The traditional market for shared housing (specifically rental units) is ill-suited for servicing the millennial generation, which increasingly requires flexibility and affordability in housing. Over 32 million people in the United States live with roommates, a number that has grown consistently over the past 30 years. Roomi is designed to address issues commonly faced by participants in the market for shared housing, including rigid lease terms mandated by landlords, rising rents in major U.S. cities and safety concerns. Roomi’s business model is based on connecting individuals who are seeking others to occupy available rooms in their current apartment or house (“Listers”) with those seeking accommodations themselves (“Room Seekers”, and together with the Listers, the “Users”). Roomi provides and maintains a platform for Users to interact and indicate interest in renting or filling a space, essentially reserving or “booking” the room online. When accommodations are booked online through Roomi, Roomi collects a fee of between 1-10% of the first month’s rental amount paid under the booking from the Users. Additional services, such as background checks, ID verifications, rent payments, and roommate agreements, are available for purchase to those users who book their accommodations online. Additionally, Roomi offers premium services for an additional fee that highlight listings and present them to larger, targeted market. Roomi also has partnerships with landlords/property owners in which it receives a fee of approximately $250 - $1,000 from partner landlords every time Roomi helps current tenants in such properties find a roommate that ultimately leads to a lease renewal. The Company’s revenues are derived from online bookings, rent payments, premium services and partnerships. Roomi seeks to expand its revenue by continuing to focus on the following factors that have driven the growth of the business to date:

●	Organic Growth: 50% of registered users find the Company through means other than the Company’s marketing expenditures (including referrals, word of mouth and internet searches) and 75% of the Company’s web traffic is unpaid.

●	Targeted Acquisition: Roomi’s cost per user as of March 2018 is under $5 through the use of targeted online advertising channels. The Company recently launched a New York City Subway marketing campaign, following which listings have increased significantly.

Roomi seeks to differentiate itself from the commonly used lead generation model of apartment listings by focusing on peer-to-peer (“P2P”) marketplace initiatives, emphasizing the people a user would be living with as much as the physical space they would be occupying. By leveraging our over 1.1M users we aim to efficiently match people together and place them into the right rental unit. Additionally, many of the major players in apartment rentals aggregate listings from the local multiple listing service (“MLS”), whereas we develop direct partnerships with landlords, thereby increasing the quality of the listings and accuracy of availability. While there are a handful of companies like Craigslist that also have P2P marketplaces (either as a core of their business or constituting a significant portion of their traffic), user feedback suggests that safety is a major concern. To help ensure a safe and productive experience for our users, we have a strict approval process for listings on our platform (employing utility bill verification in many cases) and we incorporate identity verifications, background checks, social media profile checks, and limited sharing of contact information.

History of the Business

The Company was incorporated in Delaware on April 17, 2013. The Company’s products and services remained in beta mode until June of 2015 when the Roomi iOS app officially launched.

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The Company’s Products and/or Services

Product / Service	Description	Current Market
roomiapp.com and related mobile application	Online marketplace for shared housing	Rental housing market in the U.S., Canada and Europe.

We are developing a feature where we facilitate monthly rent payments for tenants. We are also expanding our Online Booking product to be included in our native mobile apps.

Competition

The business we operate in is intensely competitive. The Company’s primary competitors are Craigslist and roommates.com. In addition to these competitors, there are a large number of other sites for apartment rentals. Any of our competitors may attempt to develop, or may be currently developing, robust P2P marketplaces for shared housing that could directly compete with our platform and reduce or limit our market share opportunities. Many of our current and potential competitors have greater resources and greater brand recognition that may help them compete with us.

Supply Chain and Customer Base

Our customer base is comprised of approximately 1,100,000 registered users (a majority of whom are between the ages of 18-34). We have approximately 265,000 active listings.

Governmental/Regulatory Approval and Compliance

The Company is subject to, and affected by, laws and regulations of U.S. federal, state and local governmental authorities, as well as applicable laws and regulations of other jurisdictions in which we operate. These laws and regulations are subject to change.

Litigation

None.

Other

The Company’s principal address is 33 Irving Place, New York, NY 10003

The Company conducts business or otherwise offers its products or services in the following jurisdictions: New York, California, Georgia, Texas, Maryland, Washington DC, Massachusetts, Illinois, Colorado, Nevada, Florida, Pennsylvania, Oregon, Washington, Canada, India, Spain, United Kingdom, France, Italy, Czech Republic, and Germany.

The Company has the following material subsidiaries:

Name	Entity Type	Location of Formation	Date of Formation	% Owned by Company
India Labs Pvt Ltd.	Limited Partnership	Delhi, India	October 3, 2016	100%

DIRECTORS, OFFICERS AND EMPLOYEES

Directors and Officers

The directors and officers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications.

Ajay Yadav – Chief Executive Officer, Director

Mr. Yadav is the founder of our Company. He has been a director of the Company and our Chief Executive Officer since April 2013. Mr. Yadav is responsible for strategy, fundraising, product, business development, hiring, public speaking and all operational matters. Mr. Yadav attended classes at the New York Institute of Technology but never completed his degree.

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Kevin Quinn – Director

Mr. Quinn has been a director of the Company since June 2017. Since January 2013, Mr. Quinn has been a founding partner at Genki Advisory LLC, an investment and advisory firm. From 1991-2012, Mr. Quinn was associated with Goldman, Sachs & Co., including as Partner (2004 to 2012), Co-Head of Global Technology Banking (2012 to 2013); Chief Operating Officer of Global TMT business (2010 to 2011); Co-head of Global Technology Banking (2010 to 2012); and Head of Japan investment banking effort (2006 to 2010). Mr. Quinn earned a Bachelor of Arts in Economics and a Masters of Business Administration, both from Columbia University.

Brian Epp – Director

Mr. Epp has been a director of the Company since May 2017. Mr. Epp has more than twenty-five years of investment banking experience, and currently serves as Managing Partner and Head of Direct Investments at Atami Capital. Previously, Mr. Epp was a Managing Director and Head of Private Client Advisory for the UK and the Nordics at JP Morgan. Prior to JP Morgan, Brian served ten years at NM Rothschild where he focused primarily on M&A and equity transactions in telecom, media and technology, and similarly served four years at UniCredit, based in London. In addition to being a member of the board of directors at Roomi, Mr. Epp serves on the Boards of AirSorted, Laundrapp Ltd. and Simba Sleep Ltd. Additionally, Mr. Epp is an observer on the boards of Book a Tiger, Coffee Meets Bagel and eMoov. Mr. Epp earned a Bachelor of Administration at the University of Regina in 1989, a Corporate Finance Diploma from the London School of Economics in 1991, and completed an Executive Management and Leadership Development Program from the International Development Institute in 1994.

Alex Larsen – Chief Operating Officer

Mr. Larsen has been our Chief Operating Officer since October 2014. He is responsible for operations and processes, recruiting talent, hiring, human resources, strategy, budgeting and growth. Mr. Larsen graduated from Miami University in 2007 with a Bachelor of Science degree in Engineering and from Pepperdine University in 2009 with a Masters degree in Business Administration.

David Segura – Chief Strategy Officer; Head of Partnerships & Revenue

Mr. Segura has been our Chief Strategy Officer & Head of Partnerships and Revenue since January 2017. He is responsible for partnerships, business development, revenue, strategy, marketing strategy, management of personnel on BD & Marketing teams, and hiring. Mr. Segura previously served as the Founder & CEO of Giant Media. Prior to Giant Media, he worked at Comedy.com, Twistbox Entertainment, and Towers Watson. Mr. Segura graduated from the University of Chicago in 2005 with a Bachelor of Arts degree in Political Science.

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has 49 employees in New York, Texas, Maryland, Georgia, Spain, Mexico, Croatia, India, and United Kingdom.

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RISK FACTORS

Risks Related to the Company’s Business and Industry

The development and commercialization of our services is highly competitive.

We face competition with respect to any products or services that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved services and thus may be better equipped than us to develop and commercialize service. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or other early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

Maintaining, extending and expanding our reputation and brand image are essential to our business success.

We seek to maintain, extend, and expand our brand image through marketing investments, including advertising and user promotions, and product innovation. Increased attention on marketing could adversely affect our brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on our advertising, consumer promotions and marketing, or our response to those restrictions, could limit our efforts to maintain, extend and expand our brand. Moreover, adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products and services, even if the regulatory or legal action is unfounded or not material to our operations.

In addition, our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. We increasingly rely on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about us, our brands or our products on social or digital media, whether or not valid, could seriously damage our brand and reputation. If we do not maintain, extend, and expand our brand image, then our product sales, financial condition and operating results could be materially and adversely affected.

We rely on various intellectual property rights, including trademarks in order to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

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From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of certain of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our product candidates infringe a third party’s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against as could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement. In certain of our businesses we rely on third party intellectual property licenses and we cannot ensure that these licenses will be available to us in the future on favorable terms or at all.

We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

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We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

In general, demand for our products and services is highly correlated with general economic conditions.

Our profitability is derived in part from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States may adversely impact our consolidated financial results. Because such declines in demand are difficult to predict, we or the industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in rentals and the prices for our products and services.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We collect and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business or operating margins, revenues and competitive position.

The Company’s success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, the Company is dependent on Ajay Yadav, who is the Chief Executive Officer and founder of the Company. The Company has or intends to enter into employment agreements with Ajay Yadav and other key employees, although there can be no assurance that it will do so or that he or they will continue to be employed by the Company for any particular period of time. The loss of Ajay Yadav or any member of the board of directors or executive officer could harm the Company’s business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

The Company is dependent on Ajay Yadav in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Ajay Yadav dies or becomes disabled, the Company will not receive any compensation to assist with his absence. Such loss could negatively affect the Company and its operations.

The amount of capital the Company is attempting to raise in this offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of its investment.

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We have not prepared any audited financial statements.

Therefore, you have no audited financial information regarding the Company’s capitalization or assets or liabilities on which to make your investment decision. The financial statements provided in this Offering have been reviewed, but not audited, by an accountant. If you feel the information provided is insufficient, you should not invest in the Company.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals; and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare regulations and related statutes, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

New technologies may make our products and services obsolete or unneeded.

New and emerging technological advances may adversely impact or eliminate the demand for our products and services. Such technologies may make individuals less likely to purchase our services. Our success can depend on new product development. The housing industry is ever-changing as new technologies are introduced. Advances in technology or certain changes in consumer behavior driven by these or other technologies and methods of delivery, could have a negative effect on our business. These changes could lower cost barriers for our competitors desiring to enter into, or expand their presence in, the housing industry. Increased competition may adversely affect our business and results of operations.

Fluctuations in the mix of customer demand for our products could impact our financial performance and ability to forecast performance.

Due to fluctuations in customer needs, changes in customer industries, and general economic conditions, customer demand for the range of our services varies from time to time and is not predictable. For example, changes in consumer the New York housing market may impact the listing price of certain rooms, which in turn impacts the fee associated with filling the room. Generally, the profitability of an account depends on the demand for housing and the price of housing. As a result, the profitability of our services varies at any given time. You should not rely on the results of any one period as an indication of our future performance.

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Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or demand in the geographies we serve;

●	our ability to effectively manage our working capital;

●	our ability to satisfy consumer demands in a timely and cost-effective manner;

●	shifts in geographic concentration of customers, supplies and labor pools; and

●	seasonal fluctuations in demand and our revenue.

Our ability to sell our products and services is dependent on the quality of our technical support services, and our failure to offer high quality technical support services would have a material adverse effect on our sales and results of operations.

Our end-customers depend on our technical support services to resolve any issues relating to our products. If we do not effectively assist our customers in deploying these products and services, succeed in helping our customers quickly resolve issues, and provide effective ongoing support, our ability to sell additional products and services to existing customers would be adversely affected and our reputation with potential customers could be damaged. As a result, our failure to maintain high quality support services would have an adverse effect on our business and results of operations.

We may be adversely affected by cyclicality, volatility or an extended downturn in the U.S. economy, or in or related to the industries we serve.

Our revenues are generated primarily from servicing customers seeking to fill housing needs. Demand for these services and activities tends to be tied to economic and business cycles. Increases in the unemployment rate, cyclicality or an extended downturn in the economy could cause our revenues to decline. Therefore, our operating results, business and financial condition could be significantly harmed by an extended economic downturn or future downturns, especially in regions or industries where our operations are heavily concentrated. Further, we may face increased pricing pressures during such periods as customers seek to use lower cost or fee services, which may adversely affect our financial condition and results of operations.

We depend on third parties to provide meaningful and available activities for our customers.

Our product serves as a matching tool, pairing room-listers with room-seekers. The success of our products and services is contingent on the availability of room-listers that opt to use our products and services. If we are unable to secure an adequate number of such room-listers in our target markets, the utility and desirability of our products and services might suffer. In addition, should our business partners provide actual or perceived low-quality service, or should there be any instance of crime during a business partner-sponsored activity, we would be at risk of severe reputational harm. While we take reasonable steps to vet our room-listers, there is no guarantee that one or more such incidents might not occur, which would likely result in reputational, financial and operational harm to the Company.

Failure to obtain new clients or partners on favorable terms could adversely affect results of operations.

We may face pricing pressure in obtaining and retaining our partnerships. Our partners may be able to seek margin reductions from us when they renew a contract, when a contract is extended, or when the partner’s business has significant changes. They may also reduce services based on their need to fill space in their buildings. On some occasions, this pricing pressure results in lower revenue from a partner than we had anticipated based on our previous agreement with that partner. This reduction in revenue could result in an adverse effect on our business and results of operations.

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Our business and financial condition may be impacted by military actions, global terrorism, natural disasters and political unrest.

Tornadoes, blizzards or other unanticipated catastrophes, could disrupt our operations and negatively impact our business as well as disrupt our partners’ businesses, which may result in a further adverse impact on our business. As a result, significant disruptions caused by such events could materially and adversely affect our business and financial condition.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our users depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

We must acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to technology change.

Technical developments, client requirements, programming languages, and industry standards change frequently in our markets. As a result, success in current markets and new markets will depend upon our ability to enhance current products, address any product defects or errors, acquire or develop and introduce new products that meet client needs, keep pace with technology changes, respond to competitive products, and achieve market acceptance. Product development requires substantial investments for research, refinement, and testing. We may not have sufficient resources to make necessary product development investments. We may experience technical or other difficulties that will delay or prevent the successful development, introduction, or implementation of new or enhanced products. We may also experience technical or other difficulties in the integration of acquired technologies into our existing platform and applications. Inability to introduce or implement new or enhanced products in a timely manner could result in loss of market share if competitors are able to provide solutions to meet customer needs before we do, give rise to unanticipated expenses related to further development or modification of acquired technologies as a result of integration issues, and adversely affect future performance.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

Like others in our industry, we continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

14

If we do not respond to technological changes or upgrade our websites and technology systems, our growth prospects and results of operations could be adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our websites and technology infrastructure. As a result, we will need to continue to improve and expand our hosting and network infrastructure and related software capabilities. These improvements may require greater levels of spending than we have experienced in the past. Without such improvements, our operations might suffer from unanticipated system disruptions, slow application performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. Furthermore, in order to continue to attract and retain new customers, we are likely to incur expenses in connection with continuously updating and improving our user interface and experience. We may face significant delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve.

The Units of SAFE (Simple Agreement for Future Equity) will not be freely tradable until one year from the initial purchase date. Although the Units of SAFE (Simple Agreement for Future Equity) may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the Units of SAFE (Simple Agreement for Future Equity). Because the Units of SAFE (Simple Agreement for Future Equity) have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Units of SAFE (Simple Agreement for Future Equity) have transfer restrictions and cannot be resold in the United States except pursuant to an applicable exemption. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Units of SAFE (Simple Agreement for Future Equity) may also adversely affect the price that you might be able to obtain for the Units of SAFE (Simple Agreement for Future Equity) in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

The Units of SAFE have not been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon the Units of SAFE, the Company or any of its securities. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Purchasers in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective Purchasers must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Form C and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

Purchasers will not become equity holders until the Company decides to convert the Securities into CF Shadow Securities or until an IPO or sale of the Company.

Purchasers will not have an ownership claim to the Company or to any of its assets or revenues for an indefinite amount of time, and depending on when and how the Securities are converted, the Purchasers may never become equity holders of the Company. Purchasers will not become equity holders of the Company unless the Company receives a future round of financing great enough to trigger a conversion and the Company elects to convert the Securities. The Company is under no obligation to convert the Securities into CF Shadow Securities (the type of equity Securities Purchasers are entitled to receive upon such conversion). In certain instances, such as a sale of the Company, an IPO or a dissolution or bankruptcy, the Purchasers may only have a right to receive cash, to the extent available, rather than equity in the Company.

15

Purchasers will not have voting rights, even upon conversion of the Units of SAFE into CF Shadow Securities.

Purchasers will not have the right to vote upon matters of the Company even if and when their Units of SAFE are converted into CF Shadow Securities. Upon such conversion, CF Shadow Securities will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities were converted. For example, if the Securities are converted upon a round offering Series B Preferred Shares, the Series B-CF Shadow Security holders will be required to vote the same way as a majority of the Series B Preferred Shareholders vote. Thus, Purchasers will never be able to freely vote upon any director or other matters of the Company.

Purchasers will not be entitled to any inspection or information rights other than those required by Regulation CF.

Purchasers will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders may have such rights. Regulation CF requires only the provision of an annual report on Form C and no additional information. This lack of information could put Purchasers at a disadvantage in general and with respect to other security holders.

In a dissolution or bankruptcy of the Company, Purchasers will be treated the same as common equity holders.

In a dissolution or bankruptcy of the Company, Purchasers of Securities which have not been converted will be entitled to distributions as if they were common stock holders. This means that such Purchasers will be at the lowest level of priority and will only receive distributions once all creditors as well as holders of more senior securities, including any preferred stock holders, have been paid in full. If the Securities have been converted into CF Shadow Securities, the Purchasers will have the same rights and preferences (other than the ability to vote) as the holders of the Securities issued in the equity financing upon which the Securities were converted.

Purchasers will be unable to declare the Security in “default” and demand repayment.

Unlike convertible notes and some other securities, the Securities do not have any “default” provisions upon which the Purchasers will be able to demand repayment of their investment. The Company has ultimate discretion as to whether or not to convert the Securities upon a future equity financing and Purchasers have no right to demand such conversion. Only in limited circumstances, such as a liquidity event, may the Purchasers demand payment and even then, such payments will be limited to the amount of cash available to the Company.

The Company may never elect to convert the Securities or undergo a liquidity event.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company’s assets or profits and have no voting rights or ability to direct the Company or its actions.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company’s current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other things, the Risk Factors discussed above.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Company’s current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

16

CAPITALIZATION AND OWNERSHIP

Capitalization

The Company has issued the following outstanding Securities:

Type of Security	Series A Preferred Stock

Amount Outstanding	5,914,917

Voting Rights	Each holder of record of Series A Preferred Stock is entitled to one vote in person or by proxy for each share of such stock convertible into Common Stock.

Anti-Dilution Rights	The conversion rate of the Series A Preferred Stock is subject to adjustment pursuant to a standard, broad-based, weighted average anti-dilution adjustment formula, subject to customary exceptions, as set forth in the Company’s current Certificate of Incorporation. The conversion price will also be subject to proportional adjustments for stock splits, stock dividends, recapitalizations, etc.

How this security may limit, dilute or qualify the Securities being offered

For so long as 1,672,520 shares of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock, exclusively and as a separate class, have certain special voting rights, such as the right to appoint one member of the Board of Directors.

In addition, as long as 2,208,766 shares of Preferred Stock are outstanding, the following must be approved by the holders of a majority of the shares of Preferred Stock then outstanding, voting together as a single class and not as a separate series, and on an as-converted basis: consummation of a liquidation event or effect any other merger or consolidation; amend, alter or repeal any provision of the Bylaws or Certificate of Incorporation; increase or decrease the total number of authorized shares of Common Stock or Preferred Stock; authorize or issue any equity security having preference; redeem, purchase or otherwise acquire any shares other than repurchases pursuant to repurchase options; create, authorize or issue any debt security above $500,000 of indebtedness in the aggregate; change the authorized number of directors; pay or declare dividends; grant an exclusive, irrevocable license of the Company’s intellectual property; obtain, through purchase, merger or transfer, the Company’s securities in excess of $1,000,000.

Percentage ownership of the Company by holders of Series A Preferred Stock (on fully-diluted basis)	25.9%

Type of Security	Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock (collectively, the “Series Seed Preferred Stock”)

Amount Outstanding	7,362,548

Voting Rights	Each holder of record of Series Seed Preferred Stock is entitled to one vote in person or by proxy for each share of such stock convertible into Common Stock.

Anti-Dilution Rights	The conversion rate of the Series Seed Preferred Stock is subject to adjustment pursuant to a standard, broad-based, weighted average anti-dilution adjustment formula, subject to customary exceptions, as set forth in the Company’s current Certificate of Incorporation. The conversion price will also be subject to proportional adjustments for stock splits, stock dividends, recapitalizations, etc.

How this security may limit, dilute or qualify the Securities sold pursuant to Regulation CF	As long as 2,208,766 shares of Preferred Stock are outstanding, the following must be approved by the holders of a majority of the Preferred Stock outstanding, voting together as a single class and not as a separate series, and on an as-converted basis: consummation of a liquidation event or effect any other merger or consolidation; amend, alter or repeal any provision of the Bylaws or Certificate of Incorporation; increase or decrease the total number of authorized shares of Common Stock or Preferred Stock; authorize or issue any equity security having preference; redeem, purchase or otherwise acquire any shares other than repurchases pursuant to repurchase options; create, authorize or issue any debt security above $500,000 of indebtedness in the aggregate; change the authorized number of directors; pay or declare dividends; grant an exclusive, irrevocable license of the Company’s intellectual property; obtain, through purchase, merger or transfer, the Company’s securities in excess of $1,000,000.

Percentage ownership of the Company by holders of Series Seed Preferred Stock (on a fully-diluted basis).	32.20%

17

Type of Security	Common Stock

Amount Outstanding	8,003,835

Voting Rights	Each holder of record of Common Stock is entitled to one vote in person or by proxy for each share of such stock.

Anti-Dilution Rights	None

How this security may limit, dilute or qualify the Securities sold pursuant to Regulation CF	The holders of Common Stock, exclusively as a separate class, have certain special voting rights, such as the right to appoint three members of the Board of Directors.

Percentage ownership of the Company by holders of Common Stock (on a fully diluted basis).	35.10%

Type of Security	Stock Options

Amount Outstanding	1,549,708 outstanding, 2,876,037 authorized

Voting Rights	Each option is convertible into shares of Common Stock. Upon conversion of their options, the holders shall have one vote for each share of stock held by such stockholders.

Anti-Dilution Rights	None

How this security may limit, dilute or qualify the Securities sold pursuant to Regulation CF

The Board of Directors and the stockholders can authorize and issue additional options at a later date.

The availability of any Common Stock convertible from such options and its potential future issuance may be dilutive and could adversely affect the value of the Securities issued pursuant to Regulation CF or in the case of a foreign issuer, pursuant to Rule 903 of Regulation S promulgated under the Securities Act.

Percentage ownership of the Company by holders of Stock Options (assuming no conversion of other securities)	6.80%

18

Except as described elsewhere in this Form C-AR, the Company does not have any debt currently outstanding.

Securities issued pursuant to Regulation CF:

Type of security	SAFE (Simple Agreement for Future Equity)

Amount outstanding	324,705

Voting Rights	The Units of SAFE have no voting rights at present or when converted.

Anti-Dilution Rights	The Units of SAFE do not have anti-dilution rights, which means that future equity financings will dilute the ownership percentage that the Purchaser may eventually have in the Company.

The Company has conducted the following prior securities offerings in the past three years:

Security Type	Number Sold	Money Raised		Use of Proceeds	Offering Date	Exemption from Registration Used or Public Offering
Common Stock	959,239		0	The Company did not receive proceeds from this offering. Shares of Common Stock were issued in connection with a business combination transaction.	March 31, 2018	Section 4(a)(2)
Series A Preferred Stock	5,914,917	~$	10,600,000	Existing operations, working capital requirements and other general corporate purposes.	April 4, 2017	Section 4(a)(2)
Series Seed Preferred Stock	7,362,548	~$	6,000,000	Existing operations, working capital requirements and other general corporate purposes.	February 4, 2016	Regulation D, Rule 506(b)
Stock Options	1,549,708		None	None	February 13, 2015	Rule 701

Ownership

The Company’s largest shareholder is Ajay Yadav, our founder & Chief Executive Officer. Several individuals, including the Company’s current employees, hold options to purchase the Company’s common stock.

Below, the beneficial owners of 20% percent or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, are listed along with the amount they own.

Name	Number of Shares Beneficially Owned	Percentage Owned
Ajay Yadav	6,520,634	28.6%

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FINANCIAL INFORMATION

Please see the financial statements attached hereto as Exhibit A.

Results of Operations

The Company’s 2015 and 2016 revenues were derived mostly from product tests conducted on a small sample size. Moving forward, the Company expects revenues to increase in future periods.

In 2017 and 2018, we have placed, and will continue to place, a high importance on growth and expansion over profitability. As a leader in the New York City shared housing market, our goal is to increase brand awareness on a national level and prepare for international expansion as well. Over the next 12 months, the Company hopes to increase the number of registered users to 2,000,000 and achieve $1,000,000 in quarterly revenue.

The Company currently requires an average of approximately $300,000 - $400,000 per month to sustain operations.

Liquidity and capital resources

We are a venture stage company that requires a continued infusion of capital to continue our business operations. We completed a Title III crowdfunding offering in February 2018 that raised approximately $331,254.89 in new capital. Proceeds from that offering will be used to fund working capital and various growth initiatives. We have previously completed financing through exempt offerings of our securities as described above in “Capitalization and Ownership.” We plan to continue to raise additional capital under equity or debt issuances, or any other methods available to the Company, though there can be no assurance that such efforts will be successful.

Capital Expenditures and Other Obligations

The Company intends to make the following material capital expenditures in the future:

●	Payments to Outfront Media in the coming months $253,000, due 5/15/18; and $149,000, due 6/15/18.

Material Changes and Other Information

Trends and Uncertainties

The financial statements are an important part of this Form C-AR and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit A.

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF may not be transferred by any Purchaser of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities were transferred: (1) to the Company, (2) to an accredited investor, as defined by Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, (3) as part of an Offering registered with the SEC, or (4) to a member of the family of the Purchaser or the equivalent, to a trust controlled by the Purchaser, to a trust created for the benefit of a family member of the Purchaser or the equivalent, or in connection with the death or divorce of the Purchaser or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

Related Person Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons.

The Company has not conducted, and is not currently conducting, any material transactions with related persons.

Conflicts of Interest

Two of our directors, Brian Epp and Kevin Quinn, are associated with Atami Capital (“Atami”) and Genki Advisory, LLC (“Genki”), respectively. Both Atami and Genki have made previous investments in the Company, and one or both of them may participate in future financings with Atami and/or Genki, though neither of them is obligated to do so or has committed to do so.

OTHER INFORMATION

The Company is current with its ongoing reporting requirements under Regulation CF (§ 227.202).

Bad Actor Disclosure

None.

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SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

The issuer also certifies that the attached financial statements are true and complete in all material respects.

/s/ Alex Larsen
Name:	Alex Larsen
Title:	Chief Operating Officer

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 30, 2018		/s/ Ajay Yadav
	Name:	Ajay Yadav
	Title:	Director, Chief Executive Officer (Principal Executive Officer)

Dated: April 30, 2018		/s/ Alex Larsen
	Name:	Alex Larsen
	Title:	Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: April 30, 2018		/s/ Brian Epp
	Name:	Brian Epp
	Title:	Director

Dated: April 30, 2018		/s/ Kevin Quinn
	Name:	Kevin Quinn
	Title:	Director

21

EXHIBITS

Exhibit A             Financial Statements

22

EXHIBIT A

Financial Statements

Roomi Inc.

Consolidated Financial Statements

December 31, 2017

(UNAUDITED)

23

Roomi Inc.

Index

December 31, 2017

24

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

April 20, 2018

To:	Board of Directors of Roomi Inc.

Re:	2017 and 2016 Financial Statement Review

Roomi Inc.

33 Irving Place

New York, NY 10003

We have reviewed the accompanying financial statements of Roomi Inc. (the “Company”), which comprise the balance sheet as of December 31, 2017 and December 31, 2016, and the related statements of income and cash flows for the years then ended, and the related notes to the financial statements.

A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially limited in scope compared to an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

We understand an audit of the Company’s financial statements is currently underway. Because the procedures and representations of an audit are significantly more in-depth than those of a financial statement review, additional adjustments to the financial statements may be made after the issuance of this report. Accordingly, we remind the reader that this review is substantially limited in scope compared to an audit.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

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Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern. The accompany financial statements do not include any adjustments which might be necessary should to Company be unable to continue as a going concern. Our conclusion is not modified with respect to that matter.

Sincerely,

IndigoSpire CPA Group, LLC

Aurora, Colorado

26

Roomi, Inc.

Consolidated Balance Sheets

December 31, 2017 and 2016 (Unaudited)

	2017	2016
	(Unaudited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	5,184,213	1,036,406
Accounts receivable, net	33,176	-
Prepaid expenses and other current assets	685,957	74,800
Total current assets	5,903,346	1,111,206
Property and equipment, net	37,401	9,234
Intangible assets, net	7,000	-
Total assets	5,947,747	1,120,440
		-
Liabilities and Stockholders’ Equity		-
Accounts payable	98,148	28,852
Accrued expenses and other current liabilities	551,812	7,729
Deferred revenue	2,888	11,750
Total liabilities	652,847	48,332
Stockholders’ equity		-
Common stock - ($0.00001 par value, 27,345,000 authorized shares and 7,044,596 issued and outstanding)	100	100
Preferred stock - Seed - ($0.00001 par value, 7,362,552 authorized shares and 7,362,548 issued and outstanding)	74	74
Preferred stock - Series A - ($0.00001 par value, 6,690,080 authorized shares and 5,856,172 issued and outstanding)	59	-
Additional paid-in capital	16,323,511	5,976,616
Accumulated deficit	(11,027,312)	(4,904,652)
Accumulated other comprehensive income	(1,531)	(29)
Total Stockholders’ equity	5,294,900	1,072,109
Total liabilities and stockholders’ equity	5,947,747	1,120,440

The accompanying notes are an integral part of these consolidated financial statements.

27

Roomi, Inc.

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2017 and 2016 (Unaudited)

	2017 (unaudited)	2016 (unaudited)

Revenue
Gross RoomiPay transactions	1,339,515
Less: Payments to landlord	1,202,921
RoomiPay	136,594	-
In-App Purchases	34,951	33,540
Partnerships	52,318	-
Revenues, net of Allowances and Returns	223,863	33,540

Cost of revenue	316,532	134,706

Gross Profit	(92,670)	(101,165)

Operating expenses
Payroll expenses	2,861,820	1,382,937
Professional Services	605,377	97,513
Marketing and Sales	1,487,809	712,237
General and administrative	1,071,207	1,523,939
Depreciation and amortization	10,409	457
Total operating expenses	6,036,623	3,717,083

Loss from operations	(6,129,292)	(3,818,248)

Other income/expense	(6,633)	84,130
Loss before income taxes	(6,122,660)	(3,902,379)

Provision for income taxes	-	800
Net loss	(6,122,660)	(3,903,179)

Other comprehensive loss
Change in foreign currency translation adjustment	1,531	29
Comprehensive loss	(6,124,191)	(3,903,207)

The accompanying notes are an integral part of these consolidated financial statements.

28

Roomi, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2017 and 2016 (Unaudited)

	Common Stock		Preferred Stock (Seed)		Preferred Stock (Series A)		Additional paid in	Retained Earnings/Accumulated	Accumulated Other Comprehensive	Total
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Deficit	income/loss	Equity
Balance, 12/31/15	7,044,596	100	-	-	-	$-	$16,230	$(1,001,473)	$-	(985,143)
Issuance of Preferred Stock			7,362,548	74			6,034,392			6,034,466
Legal fee associated with fundraising							(112,009)			(112,009)
Stock-based compensation							38,003			38,003
2016 Net income (loss)								(3,903,179)		(3,903,179)
OCI - Foreign currency translation adjustment									(29)	(29)
Balance, 12/31/2016	7,044,596	$100	7,362,548	$74			$5,976,616	$(4,904,652)	$(29)	$1,072,109
Issuance of Preferred Stock					5,856,172	59				59
Reclass share price in excees of par to APIC							10,504,160			10,504,160
Legal fee associated with fundraising							(157,265)			(157,265)
Stock-based compensation							$-			-
2017 Net income (loss)								(6,122,660)		(6,122,660)
OCI - Foreign currency translation adjustment									$(1,503)	(1,503)
Balance, 12/31/2017	7,044,596	$100	7,362,548	$74	5,856,172	$59	$16,323,511	$(11,027,312)	$1,531	$5,294,900

The accompanying notes are an integral part of these consolidated financial statements.

29

Roomi, Inc.

Consolidated Statements of Cash Flows

Year Ended December 31, 2017 (Unaudited)

2017
Cash flows from operating activities
Net loss	(6,122,660)
Adjustments to reconcile net loss to net cash used by operating activities	-
Depreciation and amortization	10,409
Bad debts expense	3,350
Stock-based compensation	-
(Increase) decrease in assets and liabilities	-
Accounts receivable	(36,517)
Prepaid expenses and other current assets	(610,557)
Accounts payable	69,186
Accrued expenses and other current assets	544,079
Deferred revenue	(8,862)
Net cash used in operating activities	(6,151,572)
Cash flows from investing activities	-
Purchases of property and equipment	(38,277)
Cost of Acquisition	(7,000)
Investment in India	-
Net cash used in investing activities	(45,277)
Cash flows from financing activities	-
Proceeds from issuance of preferred stock Series A	10,504,218
Legal fee associated with financing cost of Series A	(157,265)
Proceeds from stock options exercised	-
Net cash provided (used) by financing activities	10,346,953

Effect of exchange rates on cash and cash equivalents	(2,297)

Net increase (decrease) in cash and cash equivalents	4,147,807

Cash and cash equivalents
Beginning of year	1,036,406
End of year	5,184,213

The accompanying notes are an integral part of these consolidated financial statements.

30

Roomi, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 (Unaudited)

1.	Nature of Business and Summary of Significant Accounting Policies

	(a)	Summary – Roomi Inc., a Delaware corporation, (the “Company”) has developed proprietary technology deployed as a mobile application featuring a peer-to-peer marketplace for shared housing.

The Company was incorporated in April 2013. The Company’s management and key team members are located in the Company’s office in New York, NY. The Company’s marketplace application is active in the New York, Los Angeles, San Francisco Bay Area markets and 17 other major cities in the United States, as well as international locations in India and England.

Prior to 2017, the Company primarily derives revenue by facilitating rent payment among users of the application. Starting in 2017, the Company shifted its revenue model to charge fees to certain users.

The Company’s chief executive officer is Ajay Yadav. Mr. Yadav owns over 92 percent of the common stock and a fully diluted total ownership in the Company of 31.5 percent. The chief operating officer is Alex Larsen. Fully diluted, Mr. Larsen has a total ownership of 3.41 percent of the Company.

The Company has 2 preferred stockholders with interests over 10 percent each. All other common and preferred shareholders own less than 10 percent each.

	(b)	Methods of Accounting and Basis for Presentation – The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.” The Company does not present or disclose certain items otherwise required under Topic 915.

The Company has chosen December 31 as its year end.

	(c)	Principals of Consolidation – The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Roomi Labs India Private Limited. Intercompany transactions and balances have been eliminated in consolidation.

	(d)	Foreign Currency Translation – The U.S. dollar is the reporting currency of the Company. The Indian Rupee (“INR”) is the functional currency of the subsidiary, which maintains an India bank account to facilitate operational expenses that are denominated in INR. Assets and liabilities of the subsidiary are translated to U.S. dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at average rates for the period. Foreign currency translation adjustments are reflected in stockholders’ equity as a component of other comprehensive loss. Transaction gains and losses including intercompany transactions denominated in a currency other than the functional currency of the entity involved are included in foreign exchange loss within other income, net in the statement of operations.

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Roomi, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 (Unaudited)

(e)	Estimates – The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

(f)	Revenue Recognition – The Company recognizes revenue and costs in accordance with US generally accepted accounting principles. In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company. Revenue is recognized when all the following elements are present: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered to the customer, (c) the fee is fixed or determinable, and (d) collectability is reasonably assured. The Company generates revenue from the following sources:

RoomiPay – Revenue is derived primarily from the newly featured RoomiPay service in August 2017 and rental income from the Company’s Co-living apartment (“the Co-Life house”) for affordable shared housing located in Brooklyn. The Company utilizes its own app and Airbnb to list rooms available for the Co-Life house. Roomi users submit their rent payment to Roomi and a percentage is charged for the check mailing service.

Partnerships – The Company earns revenue from partnered property managements. Partnership revenue functions as broker’s fee. A fee is charged to the partner on leads, filling units, or lease renewal using the Roomi app. Revenues are recognized as successful move-ins or lease renewal occurred.

In-App Purchases – Premium in-app products include boosted listings and background checks for the Roomi app users. Revenues are recognized as incurred for In-App purchases.

(g)	Cost of Revenue – Cost of revenue primarily includes web hosting, infrastructure costs and the rent and apartment maintenance cost for the Co-Life house. Credit card processing fees as well as a pre-determined percentage of the fees paid by and collected from the users of the Company’s mobile platform for the virtual products are also included in cost of revenue.

(h)	Cash and Cash Equivalents – As of the reporting period, the Company maintains an FDIC-insured bank account.

(i)	Accounts Receivable – Accounts receivable is stated at amounts due from customers as of the reporting date. Customer accounts past due greater than 90 days are reviewed to identify amounts that are uncollectible. Uncollectible customer accounts receivable are written off and included in the consolidated statement of operations in general and administrative.

(j)	Property and Equipment – Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation and amortization is removed from the accounts and any gain or loss is included in the results of operations. Depreciation and amortization is calculated on a straight-line basis over the estimated useful lives of the respective assets in the United States, and accelerated depreciation method for the India entity.

32

Roomi, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 (Unaudited)

The estimated useful lives of depreciable assets in the United States are as follows:

PCs and other computer equipment	24 months
Software	24 months
Office Equipment (Fax, printer, copier)	36 months
Furniture & Fixtures	36 months

(k)	Deferred Offering Costs - The Company complies with the requirements of ASC 340-10. Deferred Offering Costs of the Company consist solely of legal fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed. Legal fees associated with the Company’s Series A funding in 2017 have been capitalized to members’ equity.

(l)	Income Taxes – The Company accounts for the income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attribute to the temporary book-to-tax differences and carryforwards generated. Measurement of the deferred items of income tax is based on enacted tax laws and rates and compared to the realizable value of any deferred tax assets. At December 31, 2017, the Company has a combined federal net operating loss (“NOL”) carryforward. Due to the uncertainty of the Company’s ability to generate taxable income in the future, the Company has recorded a full valuation allowance against the deferred tax asset created by the NOL carryforward. The NOL carryforward will begin to expire in 2036.

(m)	Stock-Based Compensation – The Company measures stock-based compensation cost using the fair value of the award at the grant date. The Company recognizes the expense, over the vesting or requisite service period of the stock award (generally three years) using the straight-line method.

The fair value of stock options is determined using the Black-Scholes-Merton valuation model and the Company uses the following methods to determine its underlying assumptions: expected volatilities are based on the historical volatilities of comparable publicly-traded companies; the expected term of options granted is based on the SAB 107 simplified method of averaging the vesting term and the original contractual term; the risk-free interest rate is based on the U.S. Treasury bonds issued with similar life terms to the expected life of the grant. Forfeitures are estimated at the time of grant and adjusted, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The forfeiture rate is based on historical experience.

2.	Property and Equipment

Property and equipment is comprised of equipment cost totaled at $48,311 and accumulated depreciation of $10,909 at December 31, 2017. For the year ended December 31, 2017, depreciation expense for property and equipment totaled $10,409.

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Roomi, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 (Unaudited)

3.	Stockholders’ Equity

The Company is authorized to issue two classes of stock to be designated, “Common stock” and “Preferred stock”. At December 31, 2017 and 2016, the authorized capital stock of the Company includes 27,345,000 shares of common stock and 14,052,632 of preferred stock.

Common Stock

At December 31, 2017 and 2016, there are 7,044,596 and 7,044,596 shares of common stock issued and outstanding, respectively. Holders of Common stock are entitled to one vote for each share of common stock held thereof. Holders of Common stock are entitled to receive, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, any dividends as may be declared from time to time by the Board of Directors.

Preferred Stock

At December 31, 2017 and 2016, there are 13,218,720 and 7,362,548 shares of preferred stock issued and outstanding. At December 31, 2017, there are 3,599,410 shares issued and outstanding for Series Seed preferred stock, 2,216,742 for Series Seed-1 preferred stock, 1,546,396 for Series Seed-2 preferred stock and 5,856,172 for Series A preferred stock.

Voting

Each holder of outstanding shares of preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held by such holder are as of the record date for determining stockholders entitled to vote on such matter. Holders of preferred stock shall vote together with the holders of common stock as a single class. Common is not redeemable at the option of the holder.

Dividends

The holders of the shares of preferred stock shall be entitled to receive, when, and if declared by the Board of Directors, out of assets of the Company legally available therefore, any dividends as may be declared from time to time by the Board of Directors. No dividend or distribution may be declared or paid on the common stock (other than dividends payable in shares of common stock) unless any and all such dividends or distributions are distributed among all holders of common stock and preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of preferred stock were converted to common stock at their then effective respective conversion rates.

Liquidation

In the event of any deemed Liquidation Event, as defined, the holders of each series of preferred stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of common stock an amount per share equal to the sum of the applicable Original Issue Price for such series of preferred stock, plus declared but unpaid dividends on such shares. If, upon the occurrence of such event, the Proceeds distributed among the holders of the preferred stock shall be insufficient to permit the payments to such holders the full preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive. The Original Issue Price shall mean $1.111292 per share for each share of the Series Seed Preferred Stock, $0.310760 per share for each share of Series Seed-1 Preferred Stock, $0.870128 per share for each share of Series Seed-2 Preferred Stock and $1.7937 per share for each share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

34

Roomi, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 (Unaudited)

After payment of all preferential amounts required to be paid to the holders of shares of preferred stock, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of common stock pro rata based on the number of shares held by each such holder.

Redemption

The preferred stock is not redeemable at the option of the holder.

Conversion Rights

Optional Conversion

Each share of preferred stock shall be convertible, at the option of the holder, at any time, into such number of shares of fully paid and nonassessable common stock as is determined by dividing the applicable Original Issue Price for such series, as adjusted, by the conversion price in effect on the date the certificate is surrendered for conversion (conversion rate).

Automatic Conversion

Each share of convertible preferred stock shall automatically be converted into shares of common stock at the Conversion Rate at the time in effect for such series of convertible preferred stock immediately upon the earlier of (i) the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $30,000,000 in the aggregate (a “Qualified Public Offering”) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of convertible preferred stock (voting together as a single class and not separate series, and on an as-converted basis).

4.	Stock-Based Compensation

The Company has not yet been able to fully account for its stock-based compensation plan. The Company is currently working to provide the details of the financial impact of its stock-based plan however the Company does not believe it is material to the financial statements and does not impact the disclosures in these notes regarding the Company’s ability to continue as a going concern.

5.	Commitments and Contingencies

Future Lease Commitments

The Company leases its office facilities under operating lease agreement on a month-to-month basis, which calls for payments of $18,000 per month.

The Company also has a 2-year lease on the Co-Life house facility in Brooklyn, NY where the Company features the use of its peer-to-peer marketplace. The lease commenced in August 2016 and requires payments of $10,600 per month. The lease expires in August 2018 and the Company’s future minimum payment at December 31, 2017 is $74,200 for 2018. Mr. Yadav and Mr. Larsen are the legal lessees for the Brooklyn property, but the Company has agreed to make the lease payments on their behalf during the lease period.

35

Roomi, Inc.

Notes to Consolidated Financial Statements

December 31, 2017 (Unaudited)

6.	Related Party Transactions

The Board of Directors of the Company governs the relationship between the Company, its shareholders and management. Mr. Yadav is a majority shareholder and was the sole board member until 2017. The Company provides for certain lease payments as described in Note 5 above.

7.	Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through April 20, 2018 including adoption or implementation of any required accounting standard updates. At this time, there are no subsequent events requiring disclosure.

36